Exhibit 99.1

Nabors Announces Expiration and Final Results of Exchange Offers

HAMILTON, Bermuda, November 30, 2020 (PRNewswire) – Nabors Industries, Inc. (“Nabors” or the “Company”), a wholly-owned subsidiary of Nabors Industries Ltd. (“Parent”) (NYSE: NBR), today announced the final results of its offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) (x) certain aggregate principal amounts of the Company’s (i) 4.625% Senior Notes due 2021, (ii) 5.50% Senior Notes due 2023, (iii) 5.10% Senior Notes due 2023, (iv) 5.75% Senior Notes due 2025, and (v) 0.75% Senior Exchangeable Notes due 2024 and (y) certain aggregate principal amounts of Parent’s (i) 7.25% Senior Guaranteed Notes due 2026 and (ii) 7.50% Senior Guaranteed Notes due 2028 (together, the “Old Notes”) for up to $300 million aggregate principal amount of newly issued 9.00% senior priority guaranteed notes due 2025 (the “New Notes”).

As of 11:59 p.m., New York City time, on November 27, 2020 (the “Expiration Date”), approximately $380.2 million aggregate principal amount, or approximately 27.60% of the approximately $1.3772 billion of Old Notes subject to the Exchange Offers were validly tendered and not validly withdrawn. As a result, the Company expects to issue $175.7 million aggregate principal amount of New Notes in exchange for such validly tendered and accepted Old Notes on the settlement date of the Exchange Offers, which is expected to be on December 1, 2020 (the “Settlement Date”). Additionally, the Company previously issued $50.5 million aggregate principal amount of 6.5% Senior Priority Guaranteed Notes due 2025 in a private transaction (the "Private Exchange Notes") in exchange for $115.0 million aggregate principal amount of its 0.75% Senior Exchangeable Notes due 2024. The Private Exchange Notes are substantially similar to the New Notes with respect to ranking, covenants and certain other terms. The Private Exchange Notes and the New Notes are referred to herein as the Company's "Senior Priority Guaranteed Notes." The issuance of the $50.5 million aggregate principal amount of Private Exchange Notes, when combined with the $175.7 million aggregate principal amount of New Notes to be issued upon settlement of the Exchange Offers, will result in approximately $226.1 million aggregate principal amount of the Senior Priority Guaranteed Notes outstanding upon the settlement of the Exchange Offers and an overall reduction of approximately $269.1 million aggregate principal amount of the Company’s senior debt.

The following table sets forth the approximate aggregate principal amounts of each series of Old Notes that were validly tendered and were not validly withdrawn on or prior to the Expiration Date.

Title of Old Notes to be Tendered	CUSIP Numbers	Outstanding Principal Amount ($mm)(2)	Acceptance Priority Level	Old Notes Cap ($mm)	Principal Amount of Old Notes Tendered and Accepted ($mm)
4.625% Senior Notes due 2021	629568AX4	$129	1	n/a	$38.209
5.50% Senior Notes due 2023	62957HAC9	$32	2	n/a	$3.733
5.10% Senior Notes due 2023	629568BB1	$141	3	n/a	$19.422
5.75% Senior Notes due 2025	62957HAF2; 62957HAD7	$775	4	n/a	$132.720
0.75% Senior Exchangeable Notes due 2024	62957HAB1	$460	5	$200	$135.678
7.25% Senior Guaranteed Notes due 2026(1)	629571AA8; G63601AA9	$600	6	$50	$40.022
7.50% Senior Guaranteed Notes due 2028(1)	629571AB6; G63601AB7	$400	7	$50	$10.391

(1) Issued by Nabors Industries Ltd.

(2) As of October 29, 2020

Based on these results, the Company expects to accept all Old Notes tendered for exchange and issue New Notes as consideration therefore on the Settlement Date. Holders of Old Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest on such accepted Old Notes from the applicable latest interest payment date to, but not including, the Settlement Date. Interest on the New Notes will accrue from the Settlement Date.

The Exchange Offers were only made, and the New Notes were offered and will be issued only (a) to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (b) to holders of Old Notes who are persons other than U.S. persons outside the United States in reliance upon Regulation S under the Securities Act. Holders of Old Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” The Company made the Exchange Offers only to Eligible Holders through, and pursuant to, the terms of a confidential offering memorandum.

The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers were not made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This notice does not constitute an offer to sell or a solicitation of an offer to buy notes in any jurisdiction where such offer or solicitation would be unlawful, and does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of notes in any province or territory of Canada other than the provinces of Alberta, British Columbia, Manitoba, Ontario, Québec, Saskatchewan, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador, and in those permitted provinces only to investors that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions, or the Securities Act (Ontario), as applicable, and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers. Such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that the Company believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause the Company's actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the "Risk Factors" section in Part I, Item 1A of the Parent's Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. The Company and the Parent do not undertake to update these forward-looking statements.

About Nabors Industries Ltd.

Nabors Industries Ltd. (NYSE: NBR) owns and operates one of the world's largest land-based drilling rig fleets and provides offshore platform rigs in the United States and several international markets. Nabors also provides directional drilling services, tubular services, performance software, and innovative technologies for its own rig fleet and those of third parties. Leveraging advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform the industry.

Media Contact

For further information regarding Nabors, please contact William C. Conroy, Vice President of Corporate Development & Investor Relations at + 1 281-775-2423 or Kara Peak, Director of Corporate Development & Investor Relations at +1 281-775-4954. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at + 1 441-292-1510 or via email at mark.andrews@nabors.com.